                                                                   Exhibit 10(a)

                             Employment Agreement
                             --------------------


1. This Agreement is by and between Arthur Lindenauer ("AL"), residing at 45 Gramercy Park North, New York, New York and Schlumberger Limited, a Netherlands Antilles corporation having an office at 277 Park Avenue, New York, New York ("SLB"), and is effective as of January 1, 1999 and shall continue through April 30, 2002.

2. On January 1, 1999, AL will become Chairman of Schlumberger Technology Corporation and will continue as an employee of SLB under the terms as noted herein, reporting to D.E. Baird ("DEB"), Chairman of SLB and SLB Vice Chairman Victor E. Grijalva ("VEG").

3. For the balance of 1998, there will be no change in AL's current annual cash compensation and AL will remain eligible to receive a performance incentive award early in 1999 for 1998 performance. The terms of this incentive payment, which will be applicable to 1998, were outlined in a memo to AL from DEB dated March 23, 1998 (the terms of which are included herein by reference).

4. In January, 1999, AL will be paid in cash by SLB for all unused vacation days accrued through December 31, 1998.

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5. AL's employment by SLB or its successor will continue through April 30,
   2002, unless otherwise terminated by mutual written agreement of the parties.

6. For the period January 1, 1999 through April 30, 2002, AL will be available to work on SLB matters approximately 50% of normal working time. Fifty percent will generally be defined as 26 work weeks (or the equivalent in days) per calendar year. Any work requested by SLB in excess of such 26 work weeks will be subject to the availability of AL and compensation will be mutually agreed between AL and SLB.

7. A work schedule will be established between AL and DEB and VEG or their respective successors, with deference to their specific needs in terms of assignments and scheduling. Reasonable notice (outside of the established work schedule) will be provided AL so that he may schedule his outside activities in an efficient fashion. AL may engage in consulting services and/or accept Board Directorships and similar activities outside Schlumberger. AL must give written notification to Schlumberger before engaging in any such activity or service. AL may not engage in any such activity or service for any entity which competes with any Schlumberger business activity unless he obtains prior written approval from SLB.

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8. AL's compensation for the period from January 1, 1999 through April 30, 2002 shall be paid monthly at the annual rate of $375,000, unless otherwise mutually agreed in writing by the parties. Payment will be made regardless of whether AL works approximately 26 work weeks per year on SLB matters, so long as AL is available to work the required time. AL will not participate in the SLB performance incentive program for the years 1999 through 2002, inclusive.

9. AL shall continue to participate in all SLB benefit programs on the same basis as a full-time employee for the term of this Agreement, including qualified and non-qualified plans, with the following exceptions:

    - there shall be no vacation accruals after December 31, 1998

    - retirement credits will be calculated as if AL's annual admissible compensation were $500,000;

    - there shall be no severance payment at the conclusion of AL's employment.

An office, administrative support and expense reimbursement as applicable to all other full-time employees shall be provided AL at SLB's New York office. Expense account and travel perquisites will continue to be those applicable to executive officers of SLB.

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

10. AL will retire at the conclusion of the term of this Agreement or any extension thereof to which the parties may agree in writing.

11. This Agreement shall be governed by the laws of the State of New York except and to the extent Federal law supersedes. This Agreement is signed at New York, NY on the date(s) noted below and is effective as of January 1, 1999.



           January 12, 1999                  /s/ Arthur Lindenauer
     ----------------------------        ----------------------------
                Date




                                             Schlumberger Limited


           January 4, 1999           By:     /s/ Pierre Bismuth
     ----------------------------        ----------------------------
                Date                           Pierre Bismuth


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